EXHIBIT (10)(A)

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                    -----------------------------------------


         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT is entered into this 25th day of February, 1998 by and among BRUNO HOFMANN (the "Employee"), and RASCHEL FASHION INTERKNITTING, LTD. ("RFI"), HOFMANN LACES, LTD. ("HLL") and CURTAINS AND FABRICS, INC. ("CFI"), each a New York corporation and wholly owned subsidiary of Guilford Mills, Inc., a Delaware corporation ("Guilford") (RFI, HLL and CFI referred to singularly as a "Company" and collectively as the "Companies").
                                   WITNESSETH:
                                   -----------
         WHEREAS, the Employee is a party to an Employment Agreement, dated January 17, 1996 (the "Original Employment Agreement"), with the Companies, pursuant to which the Employee is currently serving as the President and Chief Executive Officer of each of the Companies; and
         WHEREAS, as of the date hereof, Guilford has paid the Employee the first installment of the Earnout Price, as such term is defined in the Second Amendment to the Stock Purchase Agreement, dated as of the date hereof, by and between the Employee and Guilford; and
         WHEREAS, Guilford and the Employee desire to modify the terms of the Original Employment Agreement and, to that end, to enter into this Amended and Restated Employment Agreement which shall supersede and replace the Original Employment Agreement.




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         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
         1. Employment and Term. The Companies hereby employ the Employee, and the Employee hereby accepts employment by the Companies, in the capacities and on the terms and subject to the conditions set forth herein, for the period commencing on the date hereof and ending on December 31, 2000, unless terminated earlier as provided herein (the "Employment Period"). During the Employment Period the Employee shall serve as the General Manager of the Companies and in such capacity, except as otherwise provided herein, be the senior most executive officer of the Companies and have charge over the conduct of the business and affairs of the Companies; PROVIDED, HOWEVER, that the Employee's duties, responsibilities and authority with respect to the Companies' intimate apparel business shall be limited to supervising and managing (i) research and development efforts and (ii) the selection and utilization of manufacturing equipment; and, PROVIDED, FURTHER, that the Executive, as defined herein, may from time to time during the Employment Period modify the scope of the Employee's executive duties and responsibilities, provided such duties and responsibilities remain within the Employee's area of experience. With respect to all duties and responsibilities for and on behalf of the Companies hereunder during the Employment Period, the Employee shall be subject to the oversight and direction of the Board of Directors of each Company and Guilford's Chief Executive Officer and Chief Operating Officer or either such person's designee provided such designee is a senior manager of Guilford (the foregoing persons collectively hereinafter referred to as the "Executive"). Notwithstanding anything to the

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contrary contained herein, the Employee shall not, without the express written consent of the Executive:

                  (i) Make any material change in the nature or operation of the business of the Companies;

                  (ii) Cause or authorize any Company to borrow any money, enter into any agreement for the borrowing of money, or to grant, or agree to grant, any security interest in the assets of any Company;

                  (iii) Cause any Company to sell, lease or otherwise transfer any of its assets, to incur any obligation or liability (absolute, accrued, contingent or otherwise) or to enter into any transaction, except in the ordinary course of business of such Company and consistent with past practices;

                  (iv) Cause any Company to make a loan or advance or to acquire the stock, securities, assets or obligations of any person, except in the ordinary course of business of such Company and consistent with past practices;

                  (v) Cause any Company to alter or revise any of its accounting principles, procedures, methods or practices;

                  (vi) Cause any Company to pay or prepay any long term debt or obligation, except in the ordinary course of business of such Company and consistent with past practice or as required pursuant to the terms thereof;

                  (vii) Cause or authorize any Company to enter into any agreement with, or commitment to, himself (including, without limitation, any amendment or modification of this Agreement), or any Related Person, as defined herein. The term "Related Person" shall mean (A) a Near Relative, as defined herein, (B) a trust for the

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benefit of the Employee, or a Near Relative or (C) any corporation, partnership, joint venture, or other entity or enterprise owned or controlled by any combination of the Employee, or any Near Relative. The term "Near Relative" shall mean a spouse, child, grandchild, sibling, parent, grandparent, uncle, aunt, niece, nephew, or first cousin of the Employee or the spouse of any of the foregoing;

                  (viii) Cause any Company to commence any litigation or arbitration proceeding or settle any dispute of a material nature;

                  (ix) Cause any Company to take or implement any measure relating in any way to the compliance by the Companies (in connection with the operations of the Companies or the use of the real property leased, owned or otherwise used or occupied by any Company) with applicable Environmental Laws, as defined in the Stock Purchase Agreement; or

                  (x) Cause or authorize any Company to make any capital expenditure outside of the standard approval and authorization process applicable to capital expenditures made by Guilford's businesses;

                           provided,  however,  that nothing contained in this
Agreement shall be construed to prevent the Board of any Company from taking or authorizing any action which would limit the authority and control of the Employee over the operations of any Company, if the Board deems the taking or authorization of such action is necessary or appropriate in order for the Board to satisfy its fiduciary obligations under applicable law.

                  (b) While the performance of the Employee's duties may require the Employee to travel, nothing herein shall require the Employee to maintain his principal office in other than Cobleskill, New York or New York, New York. The Employee



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further agrees to serve the Companies faithfully and to the best of his ability in the capacity of General Manager, devoting all of his business time, attention, knowledge, energy and skills to the performance and discharge of his duties and responsibilities and agrees not to engage in any other business activity whatsoever during the Employment Period, except pursuant to the terms of the Consulting Agreement, dated January 17, 1996, between the Employee and Guilford (the "Consulting Agreement"). The Employee shall be entitled to take paid vacation periods during the Employment Period in accordance with the then current policy applicable to executive employees of Guilford.

         2. Compensation. In consideration for the Employee's execution and delivery of this Agreement and his performance of the services to be rendered hereunder, the Companies (as a group) agree to pay to the Employee a salary during the Employment Period at the rate of Three Hundred and Five Thousand Dollars ($305,000.00) per annum (the "Base Salary"), payable in equal monthly installments, in accordance with Guilford's customary payroll practices, subject to withholding for Federal, state and local income taxes, FICA, FUTA and other legally required withholding taxes and contributions.

         3.       Termination.
                  ------------

                  (a) Death. In the event of the death of the Employee during the Employment Period, this Agreement shall automatically terminate and the Companies shall have no further obligations hereunder, except to pay the Employee's beneficiary or legal representative any amounts or provide any benefits to which the Employee may otherwise have been entitled prorated to the date of death.

                  (b) Disability. In the event of the Disability, as defined herein, of the Employee during the Employment Period, the Companies shall have the right, upon

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written notice to the Employee, to terminate the Employee's employment hereunder, effective upon the giving of such notice (or such later date as shall be specified in such notice). Upon such termination, the Companies shall have no further obligations hereunder, except to pay the Employee any amounts or provide the Employee any benefits to which the Employee may otherwise have been entitled but for the Employee's Disability prorated to the effective date of termination. The term "Disability" shall mean the Employee's inability to perform effectively the substantial portion of his duties hereunder because of a medical determination of physical or mental disability continuing for a period of three consecutive months or for shorter periods aggregating three months during any 12 month period during the Employment Period. Any such medical determination of Disability shall be in writing and shall be from a medical doctor acceptable to both the Executive and the Employee.
                  (c) Cause. The Companies shall have the right, upon written notice to the Employee, to terminate the Employee's employment under this Agreement for Cause, as defined herein, effective upon the giving of such notice (or such later date as shall be specified in such notice), and the Companies shall have no further obligations hereunder, except to pay the Employee any amounts or provide the Employee any benefits to which the Employee may otherwise have been entitled prorated to the effective date of termination. The term "Cause" shall mean any of the following: (i) the Employee's material breach of, or willful failure or refusal to perform and discharge, his duties, responsibilities or obligations under this Agreement, after written notice to the Employee by the Executive, specifying in reasonable detail the manner in which the Employee has breached or refused to perform and discharge his duties hereunder that is not cured or

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waived, (ii) the Employee's refusal, after written notice, to obey any reasonable direction of the Executive given in good faith and consistent with the terms of this Agreement that is not cured or waived, (iii) a determination by the Executive in exercise of his good faith business judgment that the Employee has taken acts which constitute fraud, theft, dishonesty, embezzlement or other misappropriation of property of any Company or unlawful appropriation of a corporate opportunity of any Company or (iv) the conviction of or the entry of a plea of nolo contendere by the Employee for any felony or any misdemeanor involving moral turpitude.

         The Employee's termination of employment with any Company for whatever reason shall automatically terminate his employment with all other Companies.

         4.       Restrictive Covenants; Consulting Agreement.
                  --------------------------------------------

                  (a) The Employee acknowledges that he will have access at the highest level to, and the opportunity to acquire knowledge of, valuable confidential and proprietary information relating to the businesses of the Companies, and, accordingly, the Employee hereby undertakes and covenants that at all times during the Employment Period and, at the Companies' option (which may be exercised by the giving of written notice on or before the effective date of termination of the Employment Period) and subject to the payment of the Post-Termination Amount, as defined herein, for a period of three years from the date of termination of the Employment Period (the "Restrictive Period") for any reason, the Employee shall:

                           (i) refrain, alone, or as a partner, member, employee
or agent of any partnership, or as an officer, employee, agent, director, stockholder or investor (except as to not more than 5% of the outstanding stock of any corporation the securities

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of which are traded on a securities exchange or in the over-the-counter market)
of any corporation, or in any other individual or representative capacity, from directly or indirectly owning, managing, operating or controlling, or participating in the ownership, management, operation or control of, or working for or providing consulting services to (except pursuant to the Consulting Agreement or Section 4(b) hereof), or permitting the use of his name by, any business or activity in competition with the Business, as defined herein, within the Territory, as defined herein; and

                           (ii) refrain, without first obtaining the written
consent of the relevant Company, from directly or indirectly: (x) soliciting, enticing, persuading or inducing any employee, consultant, agent, independent contractor or other person (other than secretarial and clerical personnel) who is employed by any Company on the date the Employment Period terminates or who has been employed by any Company during the 12 month period preceding such termination date to become employed by any person, firm or corporation other than any Company or approach any such person for any of the foregoing reasons or (y) soliciting, for himself or others, any person or entity which is a customer of the Business on the date the Employment Period terminates or which had been a customer of the Business during the 12 month period preceding such termination date.
                           The term  "Post-Termination  Amount"  shall mean the
annual amount of One Hundred and One Thousand Six Hundred and Sixty Seven Dollars ($101,667.00), payable during the Restrictive Period in equal monthly installments in accordance with the normal payroll practices of the Companies from time to time in effect, subject to applicable withholding requirements. If, after exercising their option to

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have the covenants contained in this Section 4 apply during the Restrictive
Period, the Companies cease paying the Post-Termination Amount, then the Employee shall no longer be subject to such covenants and the Companies shall have no liability to the Employee for terminating the payment of the Post-Termination Amount. The term "Business" shall mean the business of developing, knitting, weaving, dyeing and finishing, designing, printing, selling or marketing yarns, fabrics or lace for apparel or home furnishings applications and any other business or businesses in which any of the Companies were engaged during the Employment Period. The term "Territory" shall mean: the United States of America, its territories and possessions, the Republic of Mexico and Canada or any other territory that any Company conducted business in during the Employment Period. The Employee hereby acknowledges that the Business is national and international in scope and that the Companies have customers throughout the Territory. Accordingly, the Employee acknowledges and agrees that the scope of the covenants in this Section 4 are reasonable and necessary in order to protect the interests of the Business sought to be protected hereby.

                  (b) At the Companies' option (which may be exercised by the giving of written notice on or before the effective date of termination of the Employment Period) and subject to the payment of the Post-Termination Amount as set forth in Section 4(a) hereof, the Employee shall furnish during the Restrictive Period to the Companies and their Affiliates such advisory and consulting services within his area of experience, as may be assigned or delegated to him from time to time by the Executive, PROVIDED, HOWEVER, that the Employee shall only be required to provide such advisory and consulting services during that part of the Restrictive Period in which Charles A. Hayes is


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serving as Chairman of the Board of Guilford. The Employee shall furnish any such consulting services faithfully and to the best of his ability on such dates and at such times during the Restrictive Period as are reasonably requested by the Executive. If, after exercising their option to have the Employee provide consulting services as set forth in this Section 4(b) during the Restrictive Period, the Companies cease paying the Post-Termination Amount, then the Employee shall no longer be obligated to provide any advisory or consulting services and the Companies shall have no liability to the Employee for terminating the payment of the Post-Termination Amount.

         5.       Other Benefits.
                  ---------------

                  (a) The compensation provided for hereunder shall be exclusive of and in addition to any benefits which are or may become available to the Employee, when and as the same are or become available to other employees of the Companies according to his and their respective positions under, and pursuant to the terms of, any incentive compensation plan, pension plan, group life insurance plan, hospitalization plan, medical services plan, disability plan or any other employee benefit plan, program or policy provided by any Company or Guilford during the Employment Period, taking into account all service of the Employee from and after April 1, 1976, the date upon which the Employee organized the Business of the Companies or their predecessors, to the extent that such service is otherwise taken into consideration under the applicable plan, for purposes of determining whether the Employee has satisfied any service requirement for eligibility, participation and any other purposes under the plans (other than for purposes of benefit accruals). Any such plan, program or policy shall be subject to amendment or termination, and the benefits thereunder revocable, at any time to the extent, and in the


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same manner, as they may be subject to amendment, termination and revocation with respect to other employees of the Companies.

                  (b) Notwithstanding anything herein to the contrary, the Employee shall be eligible during the Employment Period to participate in Guilford's 1991 Stock Option Plan and 1989 Restricted Stock Plan. During the Employment Period, the Employee shall participate in Guilford's Short-Term Incentive Compensation Plan for Key Managers, as such plan is amended from time to time (the "Incentive Plan"), pursuant to which (based upon such plan's current terms and conditions) the Employee shall be eligible to receive an annual cash bonus (the "Bonus") in an amount equal to the product of the Base Salary and .75 (the "Multiplier"), with the Multiplier subject to adjustment, in accordance with a schedule applicable to all participants in the Incentive Plan, based upon Guilford's actual fiscal year earnings per share results relative to an earnings per share target established by Guilford's Board of Directors for all participants in the Incentive Plan. The Bonus, if any, for any fiscal year of Guilford ending during the Employment Period shall be payable at the same time bonuses under the Incentive Plan are generally paid to employees of Guilford; provided, however, that the Employee shall only be entitled to receive a Bonus if he is then employed by the Companies at the time of payment, except
(i) for any Bonus to be paid with respect to Guilford's 2000 fiscal year, (ii) if the Employee dies or becomes Disabled after the end of the Guilford fiscal year for which the Bonus is being paid or (iii) the Employee dies or becomes Disabled during any year of the Employment Period in which case any Bonus payable for such year shall be pro-rated based on the number of days during such year the Employee had been employed by the Companies prior to death or Disability.

                                       11

         6. Expense Reimbursement. The Companies agree to reimburse the Employee for all reasonable and necessary travel, entertainment and other Business expenses, including first class air travel, which are incurred by the Employee during the Employment Period, and during the Restrictive Period if the Companies elect to have the Employment provide advisory and consulting services pursuant to Section 4(b) hereof, in connection with the performance of the Employee's duties hereunder, provided that such expenses are itemized and presented to the Companies in writing in a form then prescribed by the Companies in their general policies relating to reimbursement of employee business expenses.

         7. Reports, Etc. All reports, recommendations, advice, records, documents and other materials, whether written or in any other media, and all copies thereof, prepared or obtained by the Employee or coming into his possession prior to or during the course of his employment with any Company which relate to any Company, any Affiliate, as defined herein, or the Business shall be the sole and exclusive property of the Companies or Affiliates, as the case may be, and the Employee shall, at the end of his employment with the Companies, or at the request of any Company, Affiliate or the Executive during such employment, promptly deliver all such materials to the Companies, Affiliates or the Executive. Such reports and the information contained therein shall be and remain the sole property of the Companies or the Affiliates, as the case may be.

         8.       Confidentiality; Intellectual Property.
                  ---------------------------------------

                  (a) Recognizing that the knowledge of the Companies' and its Affiliates' customers, suppliers, agents, business methods, systems, plans, policies, trade


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secrets, knowledge, know-how, information, materials or documents are valuable and unique assets, the Employee agrees that, during and after the Employment Period, he shall not divulge, furnish or make accessible to any person, firm, corporation or other entity for any reason or purpose whatsoever, directly or indirectly, or use for the benefit of himself or others except in connection with the Business of any Company, any such knowledge or information. The provisions of this Paragraph 8 shall not apply to information which is or shall become generally known to the public (except by reason of the Employee's breach of his obligations hereunder) and information which the Employee is required to disclose by law or by an order of a court of competent jurisdiction. If the Employee is required by law or a court order to disclose such information, he shall notify the Companies of such requirement and provide the Companies an opportunity (if they so elect) to contest such law or court order.

         (b) The Employee acknowledges that all developments, including, without limitation, inventions, patentable or otherwise, discoveries, improvements, patents, trade secrets, designs, reports, computer software, flow charts and diagrams, procedures, data, documentation, ideas and writings and applications thereof relating to the Business or planned business of the Companies or any Affiliate that, alone or jointly with others, the Employee may conceive, create, make, develop, reduce to practice or acquire during the Employment Period (collectively, the "Developments") are the sole and exclusive property of the applicable Company and the Employee hereby assigns to such Company all of his right, title and interest in and to all such Developments. The Employee agrees that he will promptly and fully disclose all future material Developments to the Executive and, at any time upon request and at the expense of the Companies, execute all

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instruments and papers and perform all acts whatsoever, which are necessary or desired by the Companies or Guilford to vest and confirm in the Companies or Guilford, as the case may be, and their respective successors, assigns and nominees, fully and completely, all rights created or contemplated by this section and which may be necessary or desirable to enable the Companies or Guilford, as the case may be, and their respective successors, assigns and nominees, to secure and enjoy the full benefits and advantages thereof.

         The provisions of this Section 8 shall survive the termination of the Employment Period for any reason whatsoever.

         For purposes of this Agreement, the term "Affiliate" shall mean any entity controlled by, controlling or under common control with any Company including, without limitation, the Companies' ultimate parent.

         9. Notices. All notices and other communications hereunder shall be given in writing by hand delivery, sent via facsimile to the facsimile number below with telephone confirmation, sent by overnight carrier or registered or certified mail, return receipt requested, postage prepaid, addressed to the party to receive the same at his or its respective address set forth below, or at such other address as may from time to time be designated by any party to the others hereunder in accordance with this Section 9:

         If to the Employee:

                  Bruno Hofmann
                  c/o Hofmann Laces, Ltd.
                  Post Office Box 611
                  104 North Grand Street
                  Cobleskill, New York 12043
                  Fax No. (518) 234-8269

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         With a copy to:

                  Hodgson, Russ, Andrews, Woods & Goodyear, LLP
                  6 Fremont Street
                  Gloversville, New York 12078
                  Attn:  Mario J. Papa Esq.
                  Fax No. (518) 725-9875

         If to the Companies:

                  c/o Guilford Mills, Inc.
                  4925 West Market Street
                  Greensboro, North Carolina 27407
                  Attn:  Terrence E. Geremski
                  Fax No. (336) 316-4056

         With a copy to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, New York 10153
                  Attn:  Jeffrey E. Tabak, Esq.
                  Fax No. (212) 310-8007

         All such notices and communications hereunder shall be effective and deemed given if sent by overnight carrier, the next day; if sent via facsimile, upon telephone confirmation of receipt; if mailed, when received, as evidenced by the acknowledgment of receipt issued with respect thereto by the applicable postal authorities, and, if delivered by hand, when received, as evidenced by the signed acknowledgment of receipt of the person to whom such notice or communication shall have been addressed.

         10. Remedies. The parties hereby acknowledge and agree that the executive and managerial services to be rendered by the Employee hereunder are of such a special, unique and extraordinary character and that such services have a peculiar value impossible of replacement and for the loss of which any Company cannot be reasonably or adequately compensated in damages, and the Employee acknowledges and agrees that


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any breach by him of the provisions of Section 4 or 8 hereof will cause the
Companies irreparable injury and damage. The Employee, therefore, expressly agrees that in addition to any other remedies the Companies may have under this Agreement or otherwise, any Company shall be entitled to injunctive and/or other equitable relief to prevent an anticipatory or continuing breach of Section 4 or 8 hereof and to secure its enforcement. Nothing herein shall be construed as a waiver by any Company of any right it may now have or hereafter acquire to monetary damages by reason of any injury to its property, business or reputation or otherwise arising out of any wrongful act or omission of the Employee hereunder.

         11. Construction; Severability. While the restrictions and covenants set forth in Section 4 are considered by the parties to be reasonable in all circumstances, it is recognized that restrictions and covenants of the nature in question may fail for technical reasons unforeseen, and accordingly it is hereby agreed and declared that if any of such restrictions or covenants shall be adjudged to be void as going beyond what is reasonable in all circumstances for the protection of the interests of the Business or for any other reason but would be valid if part of the wording thereof were deleted or the periods (if any) thereof reduced or the range of activities or area dealt with thereby reduced in scope, such restriction or covenant shall apply with such modifications as may be necessary to make it valid and effective. In case any one or more of the provisions of this Agreement should be found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

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         12. Entire Agreement. This Agreement supersedes and terminates any and all prior agreements, arrangements and policies between the Employee and the Companies with respect to the subject matter hereof including, without limitation, the Original Employment Agreement.

         13. Waiver. No failure by either party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder by either party preclude any other or future exercise of that right or any other right hereunder by that party.

         14. Governing Law; Arbitration. This Agreement, and the respective rights, duties and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Delaware. Any controversy or dispute arising out of or relating to this Agreement shall be settled exclusively (except for claims seeking injunctive and/or equitable relief pursuant to Section 10 hereof) by arbitration in accordance with the rules of the American Arbitration Association under its commercial arbitration rules before a panel of three arbitrators with experience in the textile industry, with the Employee designating one arbitrator, the Companies collectively designating one arbitrator and the two arbitrators jointly selecting a third independent arbitrator. The parties agree that service of process or notice of motion or other application in connection with any arbitration shall be delivered personally. Any award or determination made by the arbitrators as provided for hereunder shall be binding and conclusive upon the Companies and the Employee. The Employee and each of the Companies shall bear its own costs and expenses, including without limitation attorneys' fees, incurred in connection with any such arbitration.


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         15. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. With respect to the Employee, the term "successors" as used herein includes heirs, devisees, executors, custodians, guardians, conservators and personal representatives. Notwithstanding the foregoing, the obligations of the Employee may not be delegated and the Employee may not assign, transfer, pledge, encumber, hypothecate or otherwise dispose of this Agreement, or any of his rights hereunder, and any such attempted delegation or disposition shall be null and void and without effect. Any Company may assign its rights under this Agreement to, and it shall inure to the benefit of and be binding upon, any Affiliate which succeeds to all or substantially all of its assets and business.

         16. Amendment. This Agreement may not be amended, terminated or superseded except by an agreement in writing among the Companies and the Employee, provided, however, that the Employee shall not execute or authorize any amendment to this Agreement on behalf of any Company.

         17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original hereof but all of which together shall constitute one and the same document.

                        [SIGNATURES APPEAR ON NEXT PAGE]



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first above written.

                                  THE EMPLOYEE:

                                  /s/  Bruno Hofmann
                                  ------------------------------------
                                  Bruno Hofmann


                                 THE COMPANIES:

                                 Raschel Fashion Interknitting, Ltd.

                                 By   /s/ Terrence E. Geremski
                                     ---------------------------------
                                 Name:  Terrence E. Geremski
                                     ---------------------------------
                                 Title:    Vice President
                                     ---------------------------------

                                 Hofmann Laces, Ltd.

                                 By:  /s/ Terrence E. Geremski
                                     ---------------------------------
                                 Name:  Terrence E. Geremski
                                     ---------------------------------
                                 Title:    Vice President
                                     ---------------------------------


                                 Curtains and Fabrics, Inc.

                                 By:  /s/ Terrence E. Geremski
                                      ---------------------------------
                                 Name:  Terrence E. Geremski
                                      ---------------------------------
                                 Title:    Vice President
                                       --------------------------------




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